UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2012

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On February 7, 2012, the Board of Directors of Plum Creek Timber Company, Inc. appointed Lawrence A. Selzer to serve as a member of the Board for a term expiring at the annual meeting of stockholders scheduled to take place on May 8, 2012. Mr. Selzer has not yet been appointed to a committee of the Board of Directors. Mr. Selzer is the President of The Conservation Fund, an environmental nonprofit organization. On December 9, 2011, the company entered into an agreement with The Conservation Fund for the sale of 702 acres of land in Alachua County, Florida for a purchase price of $1,700,000. The transaction is scheduled to close on February 15, 2012.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following Exhibit is filed with this report:

Exhibit No.

99.1	Press release of Plum Creek Timber Company, Inc. issued February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: February 13, 2012

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

99.1	Press release of Plum Creek Timber Company, Inc. issued February 13, 2012.